Calculation of Filing Fee Tables
S-4
Weatherford International plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Weatherford Ordinary Shares	Other	680,104		$ 54,265,808.02	0.0001381	$ 7,494.11
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 54,265,808.02		$ 7,494.11
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,494.11
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(A) Pursuant to Rule 416 under the Securities Act, in addition to the "Amount Registered" there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Defined terms used but not defined in this exhibit have the meanings ascribed to such terms in the registration statement on Form S-4 (referred to as the Registration Statement) to which this exhibit relates. (B) The "Amount Registered" represents the maximum number of Weatherford Ordinary Shares to be issued to NCS stockholders pursuant to the merger agreement discussed in the information statement/prospectus (referred to as the Merger Agreement) which forms part of the Registration Statement as further described in this footnote. Such number of Weatherford Ordinary Shares assumes all NCS stockholders other than the Specified Stockholder make a Share Election and represents the product of (i) 1,228,289, which is equal to the difference between (a) 2,706,715, the estimated maximum number of shares of NCS Common Stock that are expected to be issued and outstanding as of immediately prior to the closing of the Transaction, less and excluding (b) 1,478,426 shares of NCS Common Stock beneficially owned by the Specified Stockholder as of May 31, 2026, and with respect to which Weatherford Ordinary Shares are not being registered under the Registration Statement, multiplied by (ii) 0.5537, which is the Share Consideration Exchange Ratio. For the avoidance of doubt, the Specified Stockholder will not receive any Weatherford Ordinary Shares that are registered pursuant to the Registration Statement. (C) The "Maximum Aggregate Offering Price" is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and is calculated in accordance with Rule 457(c) and Rule 457(f)(1) promulgated under the Securities Act. The proposed maximum aggregate offering price of the Weatherford Ordinary Shares being registered was calculated based on the product of (a) $44.18, the average of the high and low prices of a share of NCS Common Stock on the Nasdaq Capital Market on June 26, 2026, multiplied by (b) 1,228,289, representing the maximum number of shares of NCS Common Stock expected to be cancelled and exchanged in connection with the Transaction, excluding those shares described under clause (i)(b) of footnote 1(B) above.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
1,228,289	$ 44.18	$ 54,265,808.02			$ 54,265,808.02

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date